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                                  EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT


        THIS SECURITIES PURCHASE AGREEMENT, dated as of July 30, 2004, is entered into by and between AMEDIA NETWORKS, INC., a Delaware corporation with headquarters located at 101 Crawfords Corner Road, Holmdel, New Jersey 07733 (the "Company"), and each individual or entity named on an executed counterpart of signature page hereto (each such signatory is referred to as the "Buyer" or a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

        WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

        WHEREAS, the Company desires to sell and the Buyer wishes to purchase from the Company, subject to and upon the terms and conditions set forth in this Agreement and acceptance of this Agreement by the Company, shares of the Series A 7% Convertible Preferred Stock, par value $.001 per share and having a Stated Value of $100 per share (the "Stated Value"), of the Company (the "Designated Preferred Stock") which will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Designated Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      AGREEMENT TO PURCHASE; PURCHASE PRICE.

        A.      PURCHASE.

        (i) Subject to the terms and conditions set forth in this Agreement and the other Transaction Agreements, the undersigned hereby agrees to purchase from the Company the number of shares of Designated Preferred Stock specified on the Buyer's signature page of this Agreement (the "Purchased Shares") and the Warrants (the Purchased Shares and the Warrants, collectively, the "Purchased Securities") for the purchase price set forth on the Buyer's signature page of this Agreement (the "Purchase Price").

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        (ii)    The actual total Purchase Price of all Buyers (including Other
Buyers), which shall not be less than the Minimum Aggregate Purchase Price and not more than the Maximum Aggregate Purchase Price (as those terms are defined below), is referred to as the "Aggregate Purchase Price."

        (iii) Each share of Designated Preferred Stock shall be convertible into Common Stock at a conversion price (the "Conversion Price"), which shall initially be the Fixed Conversion Price (as defined below), which price may be adjusted from time to as provided in the Certificate of Designations (as defined below) or in the other Transaction Agreements. The Designated Preferred Stock shall otherwise have the terms and conditions set forth in the Certificate of Designations of Rights and Preferences of the Series A 7% Convertible Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designations").

        B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

        "Additional Closing Date" means, if there is more than one Closing Date, the relevant Closing Date after the Initial Closing Date.

        "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

        "Buyer's Closing Date" means, for each Buyer, the Closing Date for the Purchased Securities purchased by and sold to such Buyer.

        "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

        "Buyer's Allocable Share" means the fraction, of which (i) the numerator is the Buyer's Purchase Price and (ii) the denominator is the Aggregate Purchase Price.

        "Certificates" means the (x) the stock certificates represented the Purchased Shares and (y) the Warrants, each duly executed by the Company and issued in the name of the Buyer on the relevant Closing Date.

        "Closing Date" means the date of the closing of the purchase and sale of the Purchased Securities, as provided herein; provided, however, that, once subscriptions for at least the Minimum Purchase Price have been received and accepted and the Purchase Price for the Buyers whose subscriptions have been accepted have been received in escrow as provided herein, there may be an Initial Closing Date followed by one or more Additional Closing Dates, as provided in Section 6 hereof; and provided, further, that no Closing Date shall be later than the Latest Closing Date.

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        "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

        "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Purchased Shares (including, if relevant, accrued dividends on the Purchased Shares so converted).

        "Disclosure Letter" means a letter and any modifications thereof, the latest of which is dated at least two Trading Days prior to the Initial Closing Date, from the Company to the Buyers; provided, however, that the Disclosure Letter shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Letter shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Letter that it is also relevant to other provisions of this Agreement.

        "Effective Date" means the date the Registration Statement covering the Registrable Securities is declared effective by the SEC.

        "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

        "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

        "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

        "Exercise Price" means the per share exercise price of the relevant warrant.

        "Finder" means Pentium Management Limited.

        "Fixed Conversion Price" means $0.75 (as that amount may be adjusted as provided in the Certificate of Designations or herein).

        "Holder" means the Person holding the relevant Securities at the relevant time.

        "Initial Closing Date" means the Closing Date or, if there is more than one Closing Date for the transactions contemplated by this Agreement, the Closing Date for the first of such closings (which shall be for at least the Minimum Purchase Price).

        "Issue Date Conversion Share" means the number of shares of Common Stock equal to (x) the Stated Value of the Purchased Shares, divided by (y) the Conversion Price in effect on the Buyer's Closing Date.

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        "Last Audited Date" means December 31, 2003.

        "Latest Closing Date" means the date which is the Trading Date immediately before the Company files the Registration Statement or September 23, 2004, whichever is earlier.

        "Majority in Interest of the Holders" means one or more Holders whose respective Purchase Prices aggregate more than fifty percent (50%) of the Aggregate Purchase Price.

        "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

        "Maximum Aggregate Purchase Price" means Five Million Two Hundred Fifty Thousand Dollars ($5,250,000).

        "Minimum Aggregate Purchase Price" means One Million Seventy-five Thousand Dollars ($1,075,000).

        "New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

        "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

        "New Transaction" means the offer or sale of New Common Stock by or on behalf of the Company to a New Investor in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the sale of the Purchased Securities to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Letter (provided the same is not amended after the date of the Disclosure Letter), (c) the issuance of Common Stock pursuant to an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the

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shareholders of the Company prior to the date of this Agreement, (d) the issuance of Common Stock pursuant to a non-employee director or consultants' stock option plan of the Company, as in effect on the Initial Closing Date, (e) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof), (f) the offer or sale of an equity line or credit line transaction, provided that the terms thereof provide that under no circumstances shall the Company sell any shares thereunder at a price per share less than $1.00 (which amount is subject to adjustment subject to adjustment as contemplated by Article VIII of the Certificate of Designations other than as a result of the application of Section 4(g) hereof), or (g) to a Strategic Partner.

        "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

        "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

        "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as ANNEX IV as executed by the Buyer and the Company simultaneously with the execution of this Agreement.

        "Registration Statement" means an effective registration statement covering the Registrable Securities.

        "Securities" means the Purchased Securities and the Shares.

        "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

        "State of Incorporation" means Delaware.

        "Strategic Partner" means a third party unaffiliated with the Company as of the date hereof, which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and
(ii) either (a) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), or (b) enters into an agreement for one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party.

        "Trading Day" means any day during which the Principal Trading Market shall be open for business.

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        "Transaction Agreements" means this Agreement, the Certificate of
Designations, the Joint Escrow Instructions, the Registration Rights Agreement, and the Warrants, and includes all ancillary documents referred to in those agreements.

        "Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

        "Warrants" means (i) the warrants referred to in Section 4 hereof and
(ii) the Additional Warrants, if any.

        "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

        C.      FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

        (i) The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Buyer's Closing Date.

        (ii)    (A)     With respect to Initial Closing Date, the Company will
deliver the relevant Certificates to the Escrow Agent within three (3) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers an aggregate amount equal to at least the Minimum Purchase Price.

                (B) If there is more than one Closing Date, then with respect to each Closing Date after the Initial Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent within three (3) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds equal to the Purchase Price for the relevant Other Buyers; provided, however, that the aggregate Purchase Price of all Buyers on all Closing Dates shall not exceed the Maximum Purchase Price.

                (C) Such Certificates shall be held in escrow as provided in the Joint Escrow Instructions.

        (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

        D. METHOD OF PAYMENT. Payment into escrow of the relevant Purchase Price shall be made by wire transfer of funds to:

                Bank of New York
                350 Fifth Avenue
                New York, New York 10001

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                ABA# 021000018
                For credit to the account of Krieger & Prager LLP
                Account No.: [To be provided to the Buyer by
                              Krieger & Prager LLP]
                Re:  Amedia Transaction
                For: [Name of Buyer]


        2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

        The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

        A. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

        B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act,
(ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

        C. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

        D. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

        E. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the

Company's filings on EDGAR listed on ANNEX VI hereto (the documents listed on such Annex VI, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI, collectively, the "Company's SEC Documents").

        F. The Buyer understands that its investment in the Securities involves a high degree of risk.

        G. In connection with its purchase of the Securities, the Buyer has not relied on any statement or representation by the Company or the Finder or any of their respective officers, directors and employees or any of their respective attorneys or agents or the Finder, except as specifically set forth herein. The Finder is a third party beneficiary of this provision.

        H. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

        I. This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

        J. The Buyer understands that if there is more than one Closing Date, the terms applicable on the Initial Closing Date (such as the Fixed Conversion Price and the initial Exercise Price specified in the Warrants) will apply to subsequent closings as well, although certain facts, such as market prices for the Common Stock may vary from those in effect or applicable to the Initial Closing Date. This representation applies to Closing Dates for all Other Buyers, whether such Closing Dates were before or will be after the Buyer's Closing Date.

        3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the relevant Closing Date that, except as otherwise provided in the Disclosure Letter or in the Company's SEC Documents:

        A. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Purchased Securities or the Shares. No party other has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

        B. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

        C.      AUTHORIZED SHARES.

        (i) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.001 par value per share, of which approximately 16,440,630 are outstanding as of the date hereof, and (ii) 5,000,000 shares of Preferred Stock, $.001 par value, of which none have been designated prior to the filing of the Certificate of Designations.

        (ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Letter, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Letter.

        (iii)   All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date.

        (iv) As of the Initial Closing Date and each Additional Closing Date, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of dividends on, the Purchased Shares in accordance with the provisions of the Certificate of Designations or upon exercise of the Warrants in accordance with their terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

        D. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Certificate of Designations, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

        E. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Certificate of Designations, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

        F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

        G. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since June 1, 2003, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

        H. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

        I. FULL DISCLOSURE. To the Company's knowledge, there is no fact known to the Company (other than facts known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

        J. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

        K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

        L. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the Company's knowledge, none of the following has occurred during the past five
(5) years with respect to a Company Control Person:

        (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

        (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

        (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                (ii) engaging in any type of business practice; or

                (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

        (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

        (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

        M. NO UNDISCLOSED LIABILITIES OR EVENTS. To the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

        N. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since December 1, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

        O. DILUTION. The number of shares issuable on conversion of the Purchased Shares and upon exercise of the Warrants may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Purchased Shares and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Certificate of Designations) and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

        P. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of the fees to the Finder's Compensation (as defined below) to the Finder, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. The term "Finder's Compensation" means, in connection with the consummation of the transactions contemplated by this Agreement, the consideration contemplated by the Joint Escrow Instructions.

        Q. DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement, in the Company's public filings with the SEC, or provided to the Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and have not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

        R. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer for a period of three (3) years from the latest Closing Date. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the relevant Closing Date which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

        4.      CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

        A.      TRANSFER RESTRICTIONS.

        (i) The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

        (ii) In addition to the foregoing, and not in lieu thereof, the Buyer agrees that, without the express written consent of the Company in each instance, it will not transfer any of the Purchased Securities to any Person which is known to the Buyer to be in substantially the same business as the Company or known to be a subsidiary or affiliate of such a Person.

        B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        C. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing. Reference is made to Section 4(j) below.

        D. REPORTING STATUS. So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which (x) all of the Designated Preferred Stock have been converted or (y) all of the Warrants have been exercised or have expired.

        E. USE OF PROCEEDS. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes.

        F.      WARRANTS.

        (i) The Company agrees to issue to the Buyer on the Buyer's Closing Date two (2) separate transferable warrants (each, a "Warrant" and, collectively, the "Warrants"), designated as Class 2004-A ("Class A") and Class 2004-B ("Class B") Warrants, respectively.

        (ii) Each Warrant shall be for the purchase the a number of shares of Common Stock equal to fifty percent (50%) of the Issue Date Conversion Shares, or a total of 100% of the Issue Date Conversion Shares for all Warrants combined.

        (iii) Each Warrant shall have an exercise price (each, an "Exercise Price") as follows: (i) Class A -$1.50; and (ii) Class B - $2.50; each such Exercise Price will be subject to adjustment as provided in the Warrant.

        (iv) Each of the Warrants shall be exercisable initially six (6) months after the Buyer's Closing Date and shall expire on the date which is on the last day of the calendar month in which the fifth annual anniversary of the Buyer's Closing Date occurs. Each Warrant shall have cashless exercise rights as provided in the Warrant. Except as specified above, each Warrant shall generally be in the form annexed hereto as ANNEX V.

        (v) The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement.

        G.      CERTAIN AGREEMENTS.

        (i)     (A)     The term "Lower Price Transaction" means a New
Transaction offered or consummated during the period (the "New Transaction Period") from the Initial Closing Date and continuing through and including the Final Lock-up Date (as defined below), without the prior written consent of a Majority in Interest of the Holders in each instance, where (I) either the lowest purchase price of any shares of the New Common Stock contemplated in the New Transaction or the lowest conversion price which would be applicable under the terms of the New Transaction is, or under any circumstances could subsequently be adjusted or revised to be, below the Fixed Conversion Price (such purchase price or conversion price, in each case, subject to adjustment in the same manner as the Fixed Conversion Price of the Designated Preferred Stock is adjusted, other than as a result of the application of this Section 4(g)) and/or (II) the lowest Exercise Price of any New Transaction Warrants (as defined below) is, or under any circumstances could subsequently be adjusted or revised to be, lower than the initial Exercise Price of the Warrants (such Exercise Price, in each case, subject to adjustment in the same manner as the initial Exercise Price of the Warrant is adjusted, other than as a result of the application of this Section 4(g)).

                (B) The term "Final Lock-up Date" means the date which is one hundred eighty (180) days after the Effective Date, but not counting for such purposes the days, if any, during which sale of Registrable Securities was suspended after the Effective Date.(1)




-----------------------------
1 By way of illustration: If the sale of Registrable Securities was suspended for ten (10) days in the interim, the applicable Final Lock-up Date will be one hundred ninety (190) days after the Effective Date. If on the 188th day after the Effective Date, the sale of Registrable Securities was suspended again for five (5) days, the Final Lock-up Date will be one hundred ninety-five (195) days after the Effective Date.

                (C) The term "Alternative Warrant Percentage" means (x) the number of shares which are eligible to be purchased under the warrant, option or other right (howsoever denominated) issued in the New Transaction ("New Transaction Warrants"), divided by (y) the aggregate of the shares of New Common Stock issued or issuable in such transaction (excluding the shares issuable on exercise of the New Transaction Warrants).

        (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then

        (A) the Conversion Price on any Unconverted Preferred Stock (as defined in the Certificate of Designations) shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the Lower Price Transaction or (2) the lowest conversion price which would be applicable under the terms of the Lower Price Transaction (and in each such case, if no minimum purchase price or conversion price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01);

        (B) the number of shares which may be purchased on exercise of the outstanding Class A Warrants shall be adjusted to equal the higher of (1) the then outstanding number of Warrant Shares which would then be issuable upon the exercise in full of such Class A Warrants (without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time), as in effect immediately prior to the relevant New Transaction (the "Outstanding Warrant Shares" for that class), or (2) the number of shares determined by

                (x) multiplying the fraction, of which the numerator is the Outstanding Warrant Shares and the denominator is the original number of Warrant Shares issuable on exercise of such Class A Warrant on the Buyer's Closing Date (without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time; the "Original Warrant Shares"for that class), by

                (y) the number which is equal to (I) the higher of (aa) fifty percent (50%) or (bb) fifty percent (50%) of the Alternative Warrant Percentage, multiplied by (II) the Purchase Price, divided by the lower of (a) the Conversion Price or (b) the Adjusted Conversion Price for the initial closing date of the relevant New Transaction;

        (C) the number of shares which may be purchased on exercise of the outstanding Class B Warrants shall be adjusted to equal the higher of (1) the then outstanding number of Warrant Shares which would then be issuable upon the exercise in full of such Class B Warrants (without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time), as in effect immediately prior to the relevant New Transaction (the "Outstanding Warrant Shares" for that class), or (2) the number of shares determined by

                (x) multiplying the fraction, of which the numerator is the Outstanding Warrant Shares and the denominator is the original number of Warrant Shares issuable on exercise of such Class B Warrant on the Buyer's Closing Date (without regard to any limitations which may then restrict the Holder's full exercise of such Warrant at any time; the "Original Warrant Shares"for that class), by

                (y) the number which is equal to (I) the higher of (aa) fifty percent (50%) or (bb) fifty percent (50%) of the Alternative Warrant Percentage, multiplied by (II) the Purchase Price, divided by the lower of (a) the Conversion Price or (b) the Adjusted Conversion Price for the initial closing date of the relevant New Transaction; and

        (D) the Exercise Price on all unexercised Warrants shall be adjusted to equal the lowest of (1) the then existing Exercise Price, (2) the lowest Exercise Price applicable to the Lower Price Transaction, or (3) with respect to the Class A Warrants, two hundred percent (200%) of the Adjusted Conversion Price, and with respect to the Class B Warrants, three hundred thirty-three and 1/3 percent (333-1/3%) of the Adjusted Conversion Price.

                (iii) Anything in the foregoing provisions of this Section 4(g) to the contrary notwithstanding, if, during the New Transaction Period, the Company enters into a New Transaction, the following provisions shall apply:

        (A) whether or not such New Transaction is a Lower Price Transaction, if the provisions applicable to the convertible preferred stock, convertible debenture or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument than the corresponding terms applicable to the Designated Preferred Stock (in the Certificate of Designations or otherwise) or in or to the Warrant, as the case may be, or if the terms which are beneficial to the Company in the relevant Transaction Agreements are not included in the corresponding instrument in the New Transaction, then, unless waived by the Holder, the terms of the Transaction Agreements applying to the then outstanding Purchased Shares or the Warrant, as the case may be, shall be modified to reflect similar terms (based, for the outstanding Purchased Shares, on the original issue date of the Purchased Shares issued on the Initial Closing Date, and for the Warrants, on the relevant Buyer's Closing Date, as the case may be); provided, however, that nothing in this provision shall be read to mean that the Purchased Securities shall be changed to any other form of security;

        (B) if the New Transaction is other than a Lower Price Transaction, then, if the Alternative Warrant Percentage is greater than one hundred percent (100%), the Company shall issue to the Holder additional warrants ("Additional Warrants") for the purchase of the number of shares equal to (1) (x) the Alternative Warrant Percentage, multiplied by (y) the Purchase Price divided by the lower of the Conversion Price or the Adjusted Conversion Price, if any, multiplied by (2) a fraction, of which the numerator is the Outstanding Warrant Shares for that class of Warrant and the denominator is Original Warrant Shares for that class of Warrant; and the terms of such Additional Warrants (including, but not limited, to term of exercisability, exercise price, manner and limitations, if any, on exercise, registration rights) shall be the same as the applicable New Transaction Warrants issued in such New Transaction.

                (iv) Nothing in the foregoing provisions reflects either an obligation on the part of any Buyer to participate in any New Transaction or a limitation on any Buyer from participating in any New Transaction.

                (v) Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

                H. COMPANY PRINCIPAL AGREEMENTS. The Company hereby agrees that, prior to the Initial Closing Date, the Company will cause each director or principal officer of the Company (each, a "Company Principal") and certain persons who are related to or controlled by such Company Principal, to execute and deliver an agreement (each, a "Company Principal's Agreement") regarding limitations on the sale or other disposition of such Company Principal's shares of the Company's Common Stock (or instruments convertible into or exercisable for such shares). Each Company Principal's Agreement shall be substantially in the form set forth in ANNEX VII attached hereto.

                I. SUBSEQUENT ISSUANCES OF PREFERRED STOCK. The Company agrees that, except for the Purchased Shares issued to the Buyer and the Other Buyers pursuant to this Agreement, (i) the Company will not issue any other shares of the Designated Preferred Stock to any Person, and (ii) any other series of Preferred Stock issued by the Company at any time shall be Junior Securities (as that term is defined in the Certificate of Designations).

                J. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least three
(3) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this Section 4(j), the Company will, after the Initial Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements. K. INDEPENDENT NATURE OF BUYERS' OBLIGATIONS AND RIGHTS. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer. Nothing contained herein or in any Transaction Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Buyers has been provided with the same Transaction Agreements for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer.

                L. EQUAL TREATMENT OF BUYERS. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

                M. INDEPENDENT INVESTMENT DECISION. No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

                5.      TRANSFER AGENT INSTRUCTIONS.

                A. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Purchased Shares in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection with each conversion of the Purchased Shares. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares or of the Warrant Shares, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                B. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Purchased Shares in the manner contemplated by the Certificate of Designations and to exercise the Warrants in the manner contemplated by the Warrants.

                C. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement.

                D. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

                6.      CLOSING DATES.

                A. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run; provided, however, that on the Initial Closing Date, the aggregate subscriptions shall be for at least the Minimum Purchase Price. If additional subscriptions and the related Purchase Price are received after the Initial Closing Date, one or more additional Additional Closing Dates may be held; provided that (i) for all Closing Dates, the aggregate Purchase Price of all Buyers for all such Closing Dates shall not exceed the Maximum Purchase Price, and (ii) no Closing Date shall be later than the Latest Closing Date. B. Each closing of the purchase and issuance of Purchased Securities shall occur on the Closing Date at the offices of the Escrow Agent. The closings on Additional Closing Dates shall be conducted upon the same terms and conditions as those applicable to the Initial Closing Date.

                C.      (i)     If the Initial Closing Date does not occur by
the close of business on August 31, 2004, then at any time after that date and prior to the date on which the Initial Closing Date occurs, the Buyer may, by written notice to the Escrow Agent (a "Cancellation Notice") with a copy to the Company, request the return by the Escrow Agent to the Buyer of the Purchase Price. Upon the Escrow Agent's receipt of such Cancellation Notice, if the Initial Closing Date has not occurred prior to 5 PM (Eastern Time) of the Trading Day following such receipt by the Escrow Agent, the Buyer shall have no further obligations under this Agreement, including, without limitation, the obligation to pay any part of the Purchase Price, and the Escrow Agent shall return the Buyer's Escrow Funds to the Buyer and the Certificates issued to the Lender being held as part of the Escrow Property to the Company.

                        (ii) If the Escrow Agent receives a Cancellation Notice from a Buyer, but the Initial Closing Date occurs prior to 5 PM (Eastern
Time) of Trading Day following the Escrow Agent's receipt of such Cancellation Notice, the Cancellation Notice shall be deemed null and void ab initio.

                        (iii) If, as a result of effective Cancellation Notices received from one or more Buyers (whether such Buyers constitute all Buyers or less than all Buyers), the Aggregate Purchase Price of all remaining Buyers is less than the Minimum Aggregate Purchase Price, then the Initial Closing Date shall not occur until the subscription of the Buyer and any Other Buyers who have not issued Cancellation Notices are for at least the Minimum Aggregate Purchase Price. If, as of the Latest Closing Date, the Initial Closing Date has not occurred, this Agreement shall be deemed canceled with respect to all Buyers as if each of them had timely given a Cancellation Notice.

                D. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                7.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                A. The execution and delivery of this Agreement by the Buyer on or before the Buyer's Closing Date;

                B. Delivery by the Buyer to the Escrow Agent by the Buyer's Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

                C. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                8.      CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                The Company understands that the Buyer's obligation to purchase the relevant Purchased Securities on the relevant Closing Date is conditioned upon:

                A. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before the Buyer's Closing Date;

                B. The filing of the Certificate of Designations in the State of Incorporation and in any other state where such filing is required prior to the Initial Closing Date;

                C. The delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

                D. Delivery by the Company to the Escrow Agent of the executed Company Principal's Agreements from each Company Principal and the related Principals (as defined in each Company Principal's Agreement) of such Company Principal;

                E. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

                F. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and with respect to each Additional Closing Date, (x) there shall have been no Material Adverse Effect from the Initial Closing Date through and including the Additional Closing Date and (y) an executive officer of the Company shall issue an Officer's Certificate substantially in the form of ANNEX VIII hereto with respect thereto; provided, however, that such Officer's Certificate may update certain information, such as the number of shares of the Company's stock outstanding, included in Section 3);

                G. On the Initial Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto; and on any Additional Closing Date, the Buyer purchasing Purchased Securities on such Closing Date shall have received such an opinion or a statement from counsel to the Company that such Buyer may rely on an opinion previously issued to Other Buyers;

                H. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                I. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market.

                9.      INDEMNIFICATION.

                A.      (i)     The Company agrees to indemnify and hold
harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                        (ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Buyer for reasonable internal and overhead costs for the time of any officers or employees of the Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement or the other Transaction Agreements. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

                B. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                        (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this
Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

        (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

        (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The

        Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

        (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
        (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                        (ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                C. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                11.     GOVERNING LAW: MISCELLANEOUS.

                A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                B. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                C. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                D. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                E. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                F. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                G. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                H. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                I. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                J. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:        At the address set forth at the head of this Agreement.
                Attn: President
                Telephone No.:  (732) 949-2350
                Telecopier No.: (732) 949-0105

                with a copy to:

                Aboudi & Brounstein
                Attn: David Aboudi, Esq.
                Rechov Gavish 3, POB 2432
                Kfar Saba Industrial Zone 44641 Israel
                Telephone No.:  (011-972-9) 764-4833
                Telecopier No.: (011-972-9) 764-4834

BUYER: At the address set forth on the signature page of this Agreement.

                with a copy to:

                Krieger & Prager LLP, Esqs.
                39 Broadway
                Suite 1440
                New York, NY 10006
                Attn: Ronald J. Nussbaum, Esq.
                Telephone No.:  (212) 363-2900
                Telecopier No.  (212) 363-2999

ESCROW AGENT:   Krieger & Prager LLP, Esqs.
                39 Broadway
                Suite 1440
                New York, NY 10006
                Attn: Samuel Krieger, Esq.
                Telephone No.:  (212) 363-2900
                Telecopier No.  (212) 363-2999

                13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of three (3) years after the Buyer's Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                 [SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]


        IN WITNESS WHEREOF, with respect to the Purchased Shares and the Purchase Price specified below, each the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASED SHARES                                     _________________________

PURCHASE PRICE:                                      $________________________


                                                    BUYER:


--------------------------------          ------------------------------------
Address                                   Printed Name of Buyer

--------------------------------

                                          By: _________________________________
Telecopier No. _________________          (Signature of Authorized Person)

                                          -------------------------------------
______________________________            Printed Name and Title
Jurisdiction of Incorporation
or Organization


                                    COMPANY:

AMEDIA NETWORKS, INC.

By:      /s/ Frank Galuppo

Title:   Chief Executive Officer